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Exhibit 5.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report to the shareholders of Orezone Resources Inc. dated February 10, 2006 with respect to the consolidated balance sheet of Orezone Resources Inc. as at December 31, 2005 and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2005 and 2004 incorporated by reference in this Registration Statement on Form F-10 of Orezone Resources Inc..

Chartered Accountants, Licensed Public Accountants
Ottawa, Ontario
November 16, 2007

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CONSENT OF INDEPENDENT AUDITORS